UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025 (December 2, 2025)

Qnity Electronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42619	33-3002745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

974 Centre Road,	Building 735	19805
Wilmington,	Delaware
(Address of principal executive offices)		(Zip Code)
1 (302) 294-4651
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	Q	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 8.01 Other Events.
In connection with its Current Report on Form 8-K filed on November 3, 2025, Qnity Electronics, Inc., a Delaware corporation (“Qnity”), indicated it would disclose the numeric percentage of the Applicable Percentage (as defined in the Separation Agreement) of Qnity and the resulting Minimum EBITDA (as defined in that certain Letter Agreement, dated as of June 1, 2019, by and between DuPont de Nemours, Inc., a Delaware Corporation (“DuPont”), f/k/a DowDuPont Inc. and Corteva, Inc.), in respect of Qnity once determined after the spin-off on November 1, 2025 of Qnity from DuPont.
On December 2, 2025, Qnity and DuPont determined and agreed, pursuant to the Separation and Distribution Agreement, dated as of November 1, 2025, by and between Qnity and DuPont (the “Separation Agreement”), that the Applicable Percentage (as defined in the Separation Agreement) of Qnity is 44%. As a result, the Minimum EBITDA in respect of Qnity is $1,100,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNITY ELECTRONICS, INC.

By:	/s/ Peter W. Hennessey
Name:	Peter W. Hennessey
Title:	General Counsel

Date: December 4, 2025
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